Exhibit 99.1

Ecoark Announces Agreement with Kal-Polymers for Sale of Sable Assets

Rogers, Ark. – March 13, 2019 – Ecoark Holdings, Inc. (“Ecoark”), to be renamed Zest Technologies, Inc., (OTCQX: ZEST), an AgTech company modernizing the post-harvest fresh food supply chain, today announced it has reached an agreement with Kal-Polymers, a Canadian company well established in the manufacturing of 100% recycled plastic compounds. Kal-Polymers Americas will acquire the key assets of Sable Polymer Solutions (“Sable”), an indirect wholly-owned subsidiary of Ecoark located in Flowery Branch, Georgia. Kal-Polymers is known for providing solutions for recycling challenging scrap through demetallizing, depainting, cross-linked foam removal, and the processing of multi-layer films.

“We are pleased to announce the sale of Sable key assets to Kal-Polymers, an experienced player in the recycled plastics compounding industry that will benefit Sable customers and suppliers,” said Randy May, CEO of Ecoark. “This month Ecoark will complete our previously announced intention to sell or close subsidiaries considered discontinued operations and allow management to focus and invest in its Zest Labs subsidiary moving forward.”

Gobi Saha, president of Kal-Polymers, stated “the acquisition of Sable allows us to better serve our existing customers in the United States and expand our customer base to those served by Sable. We are looking forward to a long-term continued partnership with Sable customers and suppliers as we integrate the Sable team into Kal-Polymers. We are already investing in equipment enhancements at Sable that will facilitate significantly expanded sales and purchases making this world a greener place.”

About Ecoark Holdings, Inc.

Founded in 2011, Ecoark is an AgTech company modernizing the post-harvest fresh food supply chain for a wide range of organizations including growers, distributors and retailers. The company’s Zest FreshTM solution, a breakthrough approach to quality management of post-harvest fresh food, is specifically designed to help substantially reduce the $161 billion amount of food loss the U.S. experiences each year. Through item-level monitoring and real-time predictive analytics, Zest Fresh enables customers to improve the freshness and quality of produce, realize substantial cost savings and reduce food waste. To learn more about Zest Fresh click here.

About Kal-Polymers

Kal-Polymers has been in the compounding / recycling industry for over 27 years. They are constantly growing and pushing the envelope of what is possible in the recycling industry through a combination of rigorous R&D and consistently investing in the latest technologies.

Forward-Looking Statements Disclaimer

This release contains forward-looking statements, including, without limitation, statements concerning our business and possible or assumed future results of operations and statements relating to our expectations regarding the completion of the proposed registered offering. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including: our ability to continue as a going concern; adverse economic changes affecting markets we serve; competition in our markets and industry segments; our timing and the profitability of entering new markets; greater than expected costs, customer acceptance of our products or difficulties related to our integration of the businesses we may acquire; and other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings. Other factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the proposed registered offering and the impact of general economic, industry or political conditions in the United States or internationally. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Contacts:

For Ecoark Investor Relations:

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

For Ecoark Public Relations:

Greg Wood

Zeno Group

650-801-7958

Greg.Wood@zenogroup.com

For Kal-Polymers Public Relations:

Nemo Saha

905-273-7400 ext. 238

Nemo@kalpolymers.com